UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 16, 2016

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report:N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Senior Notes

General
On June 16, 2016 (the “Closing Date”), KFC Holding Co., a Delaware corporation, Pizza Hut Holdings, LLC, a Delaware limited liability company, and Taco Bell of America, LLC, a Delaware limited liability company (collectively, the “Issuers”), each of which is a wholly-owned subsidiary of Yum! Brands, Inc. (“Yum”), completed the issuance and sale of $1.05 billion aggregate principal amount of 5.00% Senior Notes due 2024 (the “2024 Notes”) and $1.05 billion aggregate principal amount of 5.25% Senior Notes due 2026 (the “2026 Notes,” and together with the 2024 Notes, the “Notes”) in a previously announced private offering. The Notes were sold only to qualified institutional buyers in compliance with Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act.

Indenture

The Notes were issued under the Indenture, dated as of the Closing Date (the “Indenture”), by and among the Issuers, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Principal, Maturity and Interest. The Issuers issued $1.05 billion aggregate principal amount of 2024 Notes and $1.05 billion aggregate principal amount of 2026 Notes on the Closing Date. The Notes are general, unsecured, senior obligations of the Issuers. The 2024 Notes will mature on June 1, 2024 and the 2026 Notes will mature on June 1, 2026. Interest on each series of Notes is payable semi-annually in arrears on June 1 and December 1, beginning on December 1, 2016, to holders of record for such series of Notes on the immediately preceding May 15 and November 15, respectively.

The 2024 Notes will bear interest at a rate of 5.00% per annum. The 2026 Notes will bear interest at a rate of 5.25% per annum. Interest on each series of Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Closing Date.

Optional Redemption. The Issuers may redeem all or part of the Notes of a series at any time prior to June 1, 2019, in the case of the 2024 Notes, and June 1, 2021, in the case of the 2026 Notes, by paying a redemption price equal to 100% of the principal amount of such series of Notes plus the Applicable Premium (as defined in the Indenture) plus accrued and unpaid interest, if any, to the redemption date.

At any time and from time to time on or after June 1, 2019, the Issuers may redeem the 2024 Notes in whole or in part, at their option, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the 2024 Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on June 1 of the year indicated below:

Year	Percentage
2019	103.750%
2020	102.500%
2021	101.250%
2022 and thereafter	100.000%

At any time and from time to time on or after June 1, 2021, the Issuers may redeem the 2026 Notes in whole or in part, at their option, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the 2026 Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on June 1 of the year indicated below:

Year	Percentage
2021	102.625%
2022	101.750%
2023	100.875%
2024 and thereafter	100.000%

In addition, at any time prior to June 1, 2019, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes of a series with the net cash proceeds from certain equity offerings, at a redemption price equal to 105.00% of the principal amount thereof, in the case of the 2024 Notes, or 105.25% of the principal amount thereof, in the case of the 2026 Notes, in each case plus accrued and unpaid interest, if any, to the redemption date.

The Issuers will have the right to redeem the Notes of a series at the applicable purchase price following the consummation of a change of control (as detailed below) or repurchase in connection with an asset sale offer (as detailed in the Indenture) if at least 90% in aggregate principal amount of the outstanding Notes of such series validly tender and do not withdraw such Notes in such change of control offer or asset sale offer.

Change of Control. Upon the occurrence of a Change of Control (as defined in the Indenture) of the Companies (as defined below), the Issuers will be required to offer to repurchase each series of the Notes at a purchase price equal to 101% of the aggregate principal amount of such series plus accrued and unpaid interest, if any, to the date of such repurchase.

Note Guarantees. The Notes are guaranteed fully and unconditionally, and jointly and severally on a senior unsecured basis (the “Note Guarantees”), by (i) Yum, (ii) Restaurant Services Group, LLC, Restaurant Concepts LLC and Taco Bell Corp., each of which is also a direct subsidiary of Yum (together, the “Specified Guarantors” and, together with the Issuers, the “Companies”), and (iii) by each of the Companies’ Wholly-Owned Domestic Restricted Subsidiaries (as defined in the Indenture) that guarantees the Issuers’ obligations under the New Senior Secured Credit Facilities (as defined below) (collectively, the “Guarantors”). In the future, subsidiary guarantees may be added, released or terminated under certain circumstances. None of Yum’s foreign subsidiaries guarantee the Notes. In addition, Taco Bell Funding, LLC, a Delaware special purpose limited liability company and wholly-owned subsidiary of Taco Bell Corp., and its subsidiaries (collectively, the “Taco Bell Securitization Entities”) and the entities comprising Yum’s China Division to be included in the expected tax-free spin-off of Yum’s China business (the “YUM China Entities”) do not guarantee the Notes.

Covenants and Restrictions. The Indenture contains certain covenants, including, but not limited to, limitations and restrictions on the ability of the Companies and their restricted subsidiaries to (i) incur additional indebtedness or guarantee indebtedness, (ii) create liens or use assets as security in other transactions, (iii) declare or pay dividends or make other distributions to stockholders (other than to the Companies and their restricted subsidiaries), (iv) redeem stock of the Companies, repay subordinated indebtedness prior to maturity or make investments, (v) merge, amalgamate or consolidate, or sell, transfer, lease or dispose of substantially all of their assets, (vi) sell or transfer certain assets and (vii) agree to certain restrictions on the ability of restricted subsidiaries to pay dividends or make loans or other distributions to the Companies or their restricted subsidiaries. These covenants are subject to a number of important conditions, qualifications, exceptions and limitations. Most of these covenants in the Indenture only apply to the Companies and their restricted subsidiaries. Yum is not subject to such covenants. In addition, the Taco Bell Securitization Entities and most of the YUM China Entities, including the entities with primary operating assets, have been designated as “unrestricted subsidiaries” on the Closing Date and are not subject to any of these covenants. The restrictive covenants set forth in the Indenture are subject to important exceptions and qualifications.

Many of the restrictive covenants will be suspended in the event that (i) the Notes receive investment grade ratings from any two of Fitch Ratings, Inc., Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and (ii) no default or event of default has occurred and is continuing under the Indenture.

Neither the Notes nor the Note Guarantees have been or will be registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

The descriptions and provisions of the Indenture set forth above are summaries only, are not complete and are qualified in their entirety by reference to the full and complete terms contained in the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

New Senior Secured Credit Facilities

On June 16, 2016, each of the Issuers, as co-borrowers (the “Borrowers”) and the Guarantors executed a credit agreement (the “Credit Agreement”) providing for senior secured credit facilities (collectively, the “New Senior Secured Credit Facilities”) consisting of a $2 billion Term Loan B facility (the “Term B Loan”), a $500 million Term Loan A facility (the “Term A Loan”) and a $1 billion revolving facility (undrawn at close) (the “Revolving Facility”) on the Closing Date, each of which may be increased subject to certain conditions. JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Merrill Lynch, Piece, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., Fifth Third Bank and The Bank of Tokyo-Mitsubishi UFJ, LTD, acted as joint lead arrangers and joint bookrunners for the New Senior Secured Credit Facilities and JPMorgan Chase Bank, N.A. will serve as Administrative Agent and Collateral Agent for the New Senior Secured Credit Facilities.

The Term A Loan is subject to quarterly amortization payments beginning one full fiscal quarter after the first anniversary of the Closing Date, at an amount equal to 5% of the initial principal amount of the Term A Loan in each of the second and third years of the facility, at an amount equal to 7.5% of the initial principal amount of the Term A Loan in the fourth year of the facility and at an amount equal to 15% of the initial principal amount of the Term A Loan in the fifth year of the facility, with the balance payable at maturity on the fifth anniversary of the Closing Date. The Term B Loan is subject to quarterly amortization payments in an amount equal to 1% of the initial principal amount of the Term B Loan in each year of the facility, with the balance payable at maturity on the seventh anniversary of the Closing Date.

The interest rate for the Term A Loan and for borrowings under Revolving Facility ranges from 2.00% to 2.50% plus LIBOR or from 1.00% to 1.50% plus the Base Rate (as defined in the Credit Agreement), at the Borrowers’ election, based upon the total net leverage ratio of the Borrowers, their restricted subsidiaries and certain other subsidiaries of Yum (collectively, the “Restricted Group”), with an initial margin of LIBOR plus 2.25% or the Base Rate plus 1.25%. The interest rate for the Term B Loan is either LIBOR plus 2.75% or the Base Rate plus 1.75%, at the Borrowers’ election. Interest on any outstanding borrowings under the New Senior Secured Credit Facilities is payable at least quarterly. The Term B Loan matures seven years after the Closing Date and the Term A Loan and the Revolving Facility mature five years after the Closing Date.

The New Senior Secured Credit Facilities are subject to certain mandatory prepayments, including an amount equal to 50% of excess cash flow on an annual basis (with step-downs to 25% if the Borrowers’ total leverage ratio is less than 3.0:1 and to 0% if the Borrowers’ total leverage ratio is less than 2.75:1) and the proceeds of certain asset sales, casualty events and issuances of indebtedness, subject to customary exceptions and reinvestment rights.

The New Senior Secured Credit Facilities are unconditionally guaranteed by all of the Guarantors and are secured by first priority liens on substantially all tangible and intangible assets of the Borrowers and the Guarantors (other than Yum), excluding certain stock pledges and real property and subject to other customary exceptions. The foregoing guarantees and collateral will also benefit and secure, on a pari passu basis, obligations of members of the Restricted Group under certain swap contracts, cash management arrangements and bilateral letter of credit facilities (in a face amount not to exceed $60 million in the case of such letter of credit facilities), in each case entered into with lenders under the New Senior Secured Credit Facilities or their affiliates. The entities comprising the Restricted Group under the New Senior Secured Credit Facilities are the same as the Companies and their restricted subsidiaries under the Indenture.

The New Senior Secured Credit Facilities contain two financial maintenance covenants which will require the Borrowers to maintain a total leverage ratio of 5.0:1 or less and a fixed charge coverage ratio (defined as the ratio of

EBITDA minus capital expenditures to fixed charges (inclusive of rental expense and scheduled amortization)) of at least 1.5:1, each as of the last day of each fiscal quarter. Only the Term A Loan and the Revolving Facility (and not the Term B Loan) benefit from such financial maintenance covenants.

The New Senior Secured Credit Facilities contain customary affirmative and negative covenants including, among other things, limitations on incurring additional indebtedness, creating liens, selling assets, making investments or acquisitions, paying dividends or making distributions on or repurchasing equity interests or engaging in certain other transactions specified therein. The Credit Agreement contains customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, change of control, certain material ERISA events and cross-acceleration in respect of other material debt agreements. The Credit Agreement also contains customary provisions relating to incremental credit extensions, extending and refinancing facilities, debt buy-backs and exchanges.

The descriptions and provisions of the Credit Agreement set forth above are summaries only, are not complete and are qualified in their entirety by reference to the full and complete terms contained in the Credit Agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 11, 2016.

Use of Proceeds

On June 16, 2016, the Issuers distributed the proceeds of the Term A Loan and Term B Loan borrowings and the net proceeds from the sale of the Notes to Yum, which in turn used a portion of the proceeds to repay all amounts outstanding under its existing senior unsecured revolving credit facility (the “Existing Credit Facility”) pursuant to that certain Credit Agreement, dated March 22, 2012, among Yum, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, and to pay related fees and expenses, at which time all outstanding borrowings under the facility were repaid in full and the Existing Credit Facility was terminated.

The remaining proceeds will be used by Yum to return capital to shareholders through share repurchases and/or a special dividend and for general corporate purposes.

Item 1.02    Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 1.02.

As described in Item 1.01 above, on June 16, 2016, Yum repaid in full and terminated its Existing Credit Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits

(d) Exhibit.

The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit Number	Description

4.1	Indenture, dated as of June 16, 2016, by and among the Issuers, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	June 21, 2016	/s/ William L. Gathof
Vice President, Treasurer